UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bath & Body Works, Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Bath & Body Works, Inc.

Annual Meeting of Shareholders

Thursday, June 27, 2024 8:30 AM, Eastern Time

Three Limited Parkway, Columbus, Ohio 43230

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting and vote in person go to www.proxydocs.com/BBWI which has the Combined Annual Report and Proxy Statement.

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 17, 2024.

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Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held On June 27, 2024 For Shareholders of Record as of April 30, 2024

To request paper materials or an email copy, use one of the following methods.

Internet:

www.investorelections.com/BBWI

Call:

1-866-648-8133

Email:

paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

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Bath & Body Works, Inc. Annual Meeting of Shareholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

    FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.	Elect the 10 nominees proposed by the Board of Directors as directors.

1.01 Sarah E. Nash

1.02 Alessandro Bogliolo

1.03 Gina R. Boswell

1.04 Lucy O. Brady

1.05 Francis A. Hondal

1.06 Danielle M. Lee

1.07 Juan Rajlin

1.08 Stephen D. Steinour

1.09 J.K. Symancyk

1.10 Steven E. Voskuil

2.	Ratification of the appointment of our independent registered public accounting firm.

3.	Advisory vote to approve named executive officer compensation. NOTE: Transact such other business as may properly come before the meeting.